    As filed with the Securities and Exchange Commission on February 21, 2003
                                                     Registration No. 333-98941

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                   POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Genesis Health Ventures, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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
          Pennsylvania                                8051                                 06-1132947
-------------------------------           ----------------------------        ------------------------------------
(State or other jurisdiction of           (Primary Standard Industrial        (I.R.S. Employer Identification No.)
 incorporation or organization)           Classification Code Number)
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                          Genesis Health Ventures, Inc.
                              101 East State Street
                            Kennett Square, PA 19348
                                 (610) 444-6350
    ------------------------------------------------------------------------
    (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                              George V. Hager, Jr.
              Executive Vice President and Chief Financial Officer
                          Genesis Health Ventures, Inc.
                              101 East State Street
                            Kennett Square, PA 19348
                                 (610) 444-6350
    ------------------------------------------------------------------------
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                           Richard J. McMahon, Esquire
                                 Blank Rome LLP
                                One Logan Square
                             Philadelphia, PA 19103
                                  215-569-5500

         Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         THE REGISTRANT HEREBY REQUESTS THAT THIS POST-EFFECTIVE AMENDMENT NO. 2 BECOME EFFECTIVE AS SOON AS PRACTICABLE PURSUANT TO SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED.

                     REMOVAL OF SECURITIES FROM REGISTRATION

         On July 28, 2002, Genesis Health Ventures, Inc., a Pennsylvania corporation ("Genesis") and its wholly-owned subsidiary, Geneva Sub, Inc., entered into an agreement and plan of merger with NCS HealthCare, Inc. ("NCS"), pursuant to which NCS was to become a wholly-owned subsidiary of Genesis.

         After the Genesis/NCS merger agreement was entered, Omnicare, Inc. ("Omnicare") made a cash tender offer for all of the NCS shares. In addition, seven separate lawsuits (one of which was filed by Omnicare) were filed alleging in general that certain officers and directors of NCS breached their fiduciary duties to the NCS stockholders by entering into the Genesis/NCS merger agreement and the related voting agreements, and sought to invalidate the voting agreements and enjoin the merger.

         On August 29, 2002, Genesis filed Registration Statement No. 333-98941 on Form S-4, which was later amended on October 8, 2002 and November 1, 2002 (the "Registration Statement") to register 2,619,919 shares of common stock, $.02 par value per share, of Genesis (the "Common Stock") to be issued in connection with the proposed acquisition of NCS. On November 1, 2002, the Registration Statement became effective. On November 4, 2002, a post-effective amendment to the Registration Statement was filed.

         On December 11, 2002, the Court of Chancery of the State of Delaware, pursuant to an order of the Delaware Supreme Court dated December 10, 2002 which reversed prior determinations of the Court of Chancery, entered an order preliminarily enjoining the consummation of the Genesis/NCS merger pending further proceedings. On December 15, 2002, Genesis and Omnicare entered into a Termination and Settlement Agreement (the "Termination and Settlement Agreement"). Pursuant to the Termination and Settlement Agreement, Genesis agreed to terminate the Genesis/NCS merger agreement on Monday, December 16, 2002 by sending notice thereof to NCS, and Omnicare agreed to pay to Genesis, an amount in cash equal to $22,000,000 less any termination fees paid by or on behalf of NCS to Genesis under the Genesis/NCS merger agreement. In addition, pursuant to the Termination and Settlement Agreement, Genesis and Omnicare each agreed to release the other party from any claims arising from the Genesis/NCS merger agreement and not to commence any action against the other party arising out of or in connection with the Genesis/NCS merger agreement. On December 16, 2002, Genesis provided written notice to NCS terminating the Genesis/NCS merger agreement.

         Accordingly, Genesis hereby deregisters a total of 2,619,919 shares of Common Stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennett Square, State of Pennsylvania, on the date indicated.

                                          Genesis Health Ventures, Inc.


Date:  February 21, 2003                  By:  /s/ George V. Hager, Jr.
                                               -------------------------------
                                               George V. Hager, Jr.
                                               Executive Vice President
                                               and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

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
               Signatures                                       Title                                   Date
-----------------------------------      -------------------------------------------------       ------------------
                 *                       Chairman and Chief Executive Officer                     February 21, 2003
-----------------------------------      (Principal Executive Officer)
Robert H. Fish


/s/ George V. Hager, Jr.                 Executive Vice President and Chief Financial             February 21, 2003
-----------------------------------      Officer (Principal Financial Officer and Principal
George V. Hager, Jr.                     Accounting Officer)


                 *                       Director                                                 February 21, 2003
-----------------------------------
James H. Bloem

                 *                       Director                                                 February 21, 2003
-----------------------------------
James E. Dalton, Jr.

                                         Director
-----------------------------------
James D. Dondero

                 *                       Director                                                 February 21, 2003
-----------------------------------
Dr. Philip P. Gerbino

                                         Director
-----------------------------------
Joseph A. LaNasa III


*By:  /s/ George V. Hager, Jr.                                                                    February 21, 2003
      -----------------------------
      George V. Hager, Jr.
      Attorney-In-Fact

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